                   Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:


                                            State of Incorporation        Name Under Which
                Subsidiary                    or Organization          Business is Conducted
                ----------                    ---------------          ---------------------
Fulton Bank                                  Pennsylvania              Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank                  Pennsylvania              Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                      Pennsylvania              Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank                    Pennsylvania              Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company              Pennsylvania              Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life Insurance Company                Arizona                   Fulton Life Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                               Pennsylvania              FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company                     Maryland                  Hagerstown Trust Company
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.         Pennsylvania              Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

                                       State of Incorporation         Name Under Which
              Subsidiary                  or Organization           Business is Conducted
              ----------                  ---------------           ---------------------
Delaware National Bank                   Delaware                   Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank of Gloucester County            New Jersey                 The Bank of
100 Park Avenue                                                          Gloucester County
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                     Delaware                   FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

The Woodstown National                   New Jersey                 The Woodstown National
     Bank and Trust Company                                              Bank & Trust Company
1 South Main Street
Woodstown, NJ 08098

The Peoples Bank of Elkton               Maryland                   The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

Skylands Community Bank                  New Jersey                 Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors, N.A.          Pennsylvania               Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance                         Pennsylvania               Fulton Insurance
     Services Group, Inc.                                                Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604